Exhibit 99.2

(AMEX:GTA)

AT THE COMPANY

W. Bradley Blair, II

President and Chief Executive Officer

Scott D. Peters

Chief Financial Officer

(843) 723-4653

FOR IMMEDIATE RELEASE

October 4, 2004

GOLF TRUST OF AMERICA, INC. ANNOUNCES

RECEIPT OF A LETTER FROM THE AMERICAN STOCK EXCHANGE ACCEPTING ITS PLAN TO REMEDY ITS RECENT FILING DELINQUENCY

CHARLESTON, SC, October 4, 2004 — Golf Trust of America, Inc. (AMEX:GTA - News) (the “Company”) announced today that the Company received a letter (the “Amex Letter”) from the American Stock Exchange (“Amex”) on September 30, 2004 notifying the Company that it was not in compliance with Section 1003(d) of the Amex Company Guide.  The Amex Letter noted that the Company had not filed by amendment to its July 29, 2004 Form 8-K (the “July Form 8-K”) certain required financial statements and pro forma financial information by its due date, September 28, 2004.  The Amex Letter acknowledged receipt of a plan of compliance and supporting documentation (the “Plan”) submitted by the Company pursuant to Amex Company Guide Section 1009 and stated that Amex had determined that, in accordance with Section 1009 of the Amex Company Guide, the Plan makes a reasonable demonstration of the Company’s ability to regain compliance with the continued listing standards by the end of the Plan period, which Amex determined to be November 15, 2004.  Consequently, the Amex Letter stated that the Company’s listing on Amex is being continued pursuant to an extension, subject to certain conditions, including, among others, ongoing communication with Amex and periodic review of the Company’s compliance with the Plan by Amex.  The Amex Letter stated that by November 15, 2004, the Company must be in compliance with Amex’s continued listing standards by amending the July Form 8-K to include the financial statements and pro forma information respecting the Innisbrook Resort.  Additionally, the Amex Letter noted that failure to regain compliance by November 15, 2004 would likely result in the Amex staff initiating delisting proceedings pursuant to Section 1009 of the Amex Company Guide.  Further, Amex stated that notwithstanding the terms of the Amex Letter, Amex may initiate delisting proceedings as appropriate in the public interest, and that Amex may also initiate delisting proceedings in the event that the Company does not show progress consistent with the Plan.

Golf Trust of America, Inc. was formerly a real estate investment trust but is now engaged in the liquidation of its interests in golf courses in the United States pursuant to a plan of liquidation approved by its stockholders. The Company currently owns three properties (7.0 eighteen-hole equivalent golf courses).  Additional information, including an archive of all corporate press releases, is available on the Company’s website at www.golftrust.com.

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When used in this press release, the words or phrases “pro forma,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those presently anticipated or projected. Such risks and uncertainties include, but are not limited to, the risk that the financial statements and pro forma information required to be filed by amendment to the Form 8-K filed on July 29, 2004 may require longer than expected to prepare, the risk that the Company may face regulatory or other governmental action as a result of its failure to timely file the Amendment to the Form 8-K filed on July 29, 2004, the risk that cost savings and revenues resulting from the acquisition of the Innisbrook Resort and related legal entities may be lower than expected, industry cyclicality, fluctuations in customer demand and booking patterns, the seasonal nature of the Company’s business, changes in pricing and general economic conditions, the impact of recent unusual weather conditions in Florida, as well as other risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above and other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically declines any obligation, to publicly release the result of any revisions which may be made to any forward- looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.